UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ◻
Filed by a party other than the registrant ◻

Check the appropriate box:

◻	Preliminary proxy statement

◻	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

◻	Definitive proxy statement.

☑	Definitive additional materials.

◻	Soliciting material under Rule 14a-12.

Multi-Strategy Growth & Income Fund

(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☒	No fee required.

	◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
◻	Fee paid previously with materials.

◻	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CLOSED-END FUND

PROXY FACT SHEET FOR:

MULTI-STRATEGY GROWTH & INCOME FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	OCTOBER 3, 2018	OFFICES OF GEMINI FUND SERVICES
Mail Date	OCTOBER 22, 2018	80 ARKAY DRIVE
Meeting Date	NOVEMBER 20, 2018 @ 10:00 AM (ET)	HAUPPAUGE, NEW YORK 11788
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 5	Inbound Line	1-800-859-8509
CUSIP	SEE PAGE 5	Website	www.growthandincomefund.com

What are Shareholders being asked to vote on?

  To approve a new advisory agreement between Destra Capital Advisors LLC and the Trust;

BOARD OF TRUSTEES RECOMMENDATION – FOR

  To approve a new sub-advisory agreement between Destra Capital Advisors LLC and LCM Investment Management, LLC;

BOARD OF TRUSTEES RECOMMENDATION – FOR

  To elect four (4) Trustees;

BOARD OF TRUSTEES RECOMMENDATION – FOR

  To approve a change in the Fund’s classification from a diversified investment company to a non-diversified investment company;

BOARD OF TRUSTEES RECOMMENDATION – FOR

Proposal 1: To approve a new advisory agreement between Destra Capital Advisors LLC and the Trust;

Proposal 2: To approve a new sub-advisory agreement between Destra Capital Advisors LLC and LCM Investment Management, LLC;

What is happening?

The Fund’s current investment adviser, LCM Investment Management, LLC (“LCM”), has served in such capacity since inception of the Fund, pursuant to a prior advisory agreement with the Trust and the current advisory agreement with the Trust (the “Current Advisory Agreement”). In September 2018, LCM notified the Trust that while LCM desired to continue to manage the Fund’s portfolio, LCM believed that it would be in the best interests of shareholders of the Fund if:

(i)	Destra Capital Advisors (“Destra”) replaced LCM as the Fund’s principal investment adviser and
(ii)	LCM served the Fund as its sub-adviser.

Why are shareholders being asked to approve a new advisory agreement between Destra and the Trust and a new sub-advisory agreement between Destra and LCM?

LCM informed the Trust that LCM would recommend that the Board approve, subject to shareholder

For Internal Distribution Only                                                                                                             Page 1

approval, (i) the engagement of Destra as adviser to the Fund pursuant to a new investment advisory agreement (the “Proposed Advisory Agreement”) and (ii) the engagement of LCM as the Fund’s sub-adviser, pursuant to a new sub-advisory agreement (the “Proposed Sub-Advisory Agreement”). The 1940 Act, requires that advisory and sub-advisory agreements be approved by a “vote of a majority of the outstanding securities” of the Fund, as that phrase is defined in the 1940 Act.

LCM therefore informed the Trust that if shareholder approval were obtained for the Proposed Advisory and Sub-Advisory Agreements, LCM would recommend termination of the Current Advisory Agreement concurrent with the effective dates of the Proposed Advisory and Sub-Advisory Agreements and the engagement of LCM as the Fund’s sub-adviser.

How do the terms of the Proposed Advisory Agreement differ from the terms of the Current Advisory Agreement?

The Proposed Advisory Agreement is similar in all material respects to the Current Advisory Agreement except that (i) the date of its execution, effectiveness, and termination are changed, and (ii) Destra is the named investment adviser to the Trust.

The Current Advisory Agreement was submitted to a vote of the Fund’s shareholders on August 4, 2017 due to a proposed change in fee structure, became effective on August 4, 2017, and was most recently renewed by the Board on October 2, 2018.

Will the investment advisory fees increase under the terms of the Proposed Advisory and Sub-Advisory Agreements?

Proposed Investment Advisory Agreement

The Fund’s current advisory fee rate will not change as a result of the proposed change in adviser. Under the terms of the Current Advisory Agreement and the Proposed Advisory Agreement, the adviser is entitled to receive an annual fee from the Fund equal to 1.35% of the Fund’s average daily net assets.

If the Proposed Advisory Agreement is approved, Destra and the Fund will enter into an expense limitation agreement (the “Proposed Expense Limitation Agreement”) under which, for a term of two years from the effective date of the Proposed Advisory Agreement, Destra would reduce its fees and/or absorb expenses of the Fund to ensure that total fund operating expenses after fee waiver and/or reimbursement will not exceed 1.95% of Class A shares’ net assets, 2.45% of Class L shares’ net assets, 2.70% of Class C shares’ net assets, and 1.70% of Class I shares’ net assets.

Proposed Sub-Advisory Agreement

Under the terms of the Proposed Sub-Advisory Agreement, LCM is entitled to receive an annual fee from Destra equal to 50% of the net revenue received by Destra after any fee waivers, subject to a maximum of 0.675% of the Fund’s average daily net assets.

How will the Fund benefit from Destra’s investment management expertise?

Destra operates an affiliated broker dealer with a team of external wholesalers and national account personnel who have deep experience in selling investments like the Fund, uses highly sophisticated data and client relationship management systems to effectively market Destra’s offerings, thoroughly trains its sales personnel, and has a broad network of relationships with financial intermediaries.

Based on these factors, the Trustees, LCM and Destra believe the proposed change to the Fund’s management structure has the potential to (i) expand the Fund’s presence in more distribution

For Internal Distribution Only                                                                                                             Page 2

channels; (ii) increase its asset base; and (iii) lower operating expenses as a percentage of assets due to the potential increase in Fund size.

Furthermore, Destra offers a strong commitment to and record of regulatory and legal compliance in its registered funds.

Who will serve as the portfolio manager(s) of the Fund?

The proposed change to the Fund’s management structure will shift management oversight responsibility for the Fund from LCM to Destra. The day-to-day portfolio management responsibility of the Fund will remain the same, as the Fund’s current adviser, LCM, will become the Fund’s sub-adviser, under the supervision of Destra. By engaging Destra as the adviser to the Fund and LCM as the sub-adviser to the Fund, the Fund will be sub-advised by the same portfolio managers who currently advise the Fund.

Will the Fund’s name change?

If the Proposed Advisory Agreement is approved, the name of the Fund will change to Destra Alternative Access Fund.

When will the Proposed Advisory and Sub-Advisory Agreements become effective?

The effective date of the Proposed Advisory Agreement would be on/or about December 1, 2018.

Who is paying for the costs of the proxy solicitation?

The cost of preparing and mailing the Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne equally by Destra and LCM.

INFORMATION ABOUT THE PROPOSED INVESTMENT ADVISER AND SUB-ADVISER

Destra

Destra is a limited liability company organized under the laws of the State of Delaware and located at 444 West Lake Street, Suite 1700, Chicago, IL 60606. Destra is a wholly-owned subsidiary of Destra Capital Management LLC, and Continuum Funds Holdings, LLC (“Continuum”) owns more than 75% of the outstanding voting securities of Destra Capital Management, LLC. Destra Capital Management LLC is a limited liability company organized under the laws of the State of Delaware and is located at 444 West Lake Street, Suite 1700, Chicago, IL 60606. Continuum is a limited liability company organized under the laws of the State of Delaware. Continuum is an affiliate of Continuum Capital Managers LLC, a multi-boutique asset manager that makes equity investments in investment advisers. Continuum Capital Managers LLC was founded in 2012 by Douglas Grip and Steve Vanourny and along with Continuum is located at 7 Beard Way, Wellesley, MA 02482.

LCM

LCM is a limited liability company organized under the laws of the State of California and located at 13520 Evening Creek Drive N., Suite 300, San Diego, California 92128. LCM is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. LCM is owned and controlled by Raymond Lucia, Jr. and Joseph P. Lucia. LCM does not manage any other funds with principal investment strategies or objectives similar to those of the Fund.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1 & 2

For Internal Distribution Only                                                                                                             Page 3

Proposal 3: To elect four (4) Trustees;

NAME OF NOMINEE	DIRECTOR SINCE	YEAR OF BIRTH
a. Nicholas Dalmaso	Nominee	1965
b. John S. Emrich	Nominee	1967
c. Michael S. Erickson	Nominee	1952
d. Jeffrey S. Murphy	Nominee	1966

During a meeting held on October 2, 2018, each Nominee was nominated for election to the Board by Darlene DeRemer, John Frager, and Mark Riedy, each of whom is an Independent Trustee, serving as an ad hoc nominating committee, and the Board, including the Independent Trustees, unanimously determined to submit each Nominee to the Fund’s shareholders for election.

If the Nominees are elected by shareholders,

(i)        Mr. Emrich, Mr. Erickson and Mr. Murphy will be considered Independent Trustees;

(ii) Mr. Dalmaso will be considered a Trustee who is an “interested person” as that term is defined in the 1940 Act, due to his affiliation with the Adviser;

(iii) all of the current Trustees (Raymond J. Lucia, Jr., Mark J. Riedy, Ira J. Miller, John D. Frager and Darlene T. DeRemer) will cease to be Trustees.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 3

Proposal 4: To approve a change in the Fund’s classification from a diversified investment company to a non-diversified investment company;

What is the difference between a “diversified” and “non-diversified” investment company?

A “diversified company,” under section 5(b)(1) of the 1940 Act, refers to a fund with the following characteristics: (i) at least 75% of the fund’s total assets is represented by cash, government securities, securities of other investment companies, and other securities limited in respect of any one issuer to an amount not greater than (a) five percent of the total value of the fund and (b) 10 percent of the outstanding voting securities of such issuer.

By contrast, a “non-diversified company” refers to funds that are not “diversified companies.”

Why are shareholders being asked to approve the change to the Fund’s classification from a diversified investment company to a non-diversified investment company?

Under section 13(a)(1) of the 1940 Act, a fund may not change from a diversified company to a non-diversified company unless authorized to do so by a vote of the majority of its outstanding securities.

The Fund, upon launch, identified itself in its registration statement as a non-diversified company. Nevertheless, the Fund, for a period of more than three years after launch, operated as a diversified company.

It is the position of the staff of the Securities and Exchange Commission (“SEC”) that any fund that has registered as non-diversified, but which in fact operates as a diversified company for more than three

For Internal Distribution Only                                                                                                             Page 4

years, has changed its status to that of a diversified company and must, under section 13(a)(1) of the 1940 Act, seek shareholder approval before recommencing operations as a non-diversified company. As a result, the Trust is seeking shareholder approval to change the Fund’s diversification policy from “diversified” to “non-diversified”.

How would shareholder approval of the change to the classification as non-diversified benefit the Fund?

The Trust believes that such a change would be in the best interests of shareholders because it would provide more flexibility in constructing the Fund’s portfolio, potentially allowing the Fund to invest more assets in attractive opportunities than might otherwise be possible if the Fund were subject to the constraints of a diversified company.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 4

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy materials are available online at: https://growthandincomefund.com/

AST Fund Solutions is mentioned on page 22 of the proxy statement.

NAME OF FUND	CLASS	TICKER	CUSIP
Multi-Strategy Growth & Income Fund	A	MSFDX	62546J109
Multi-Strategy Growth & Income Fund	C	MCFDX	62546J406
Multi-Strategy Growth & Income Fund	I	MSFIX MSFIX	62546J208
Multi-Strategy Growth & Income Fund	L	MSFYX	62546J307

For Internal Distribution Only                                                                                                             Page 5

Multi-Strategy Growth & Income Fund

Level I Answering Machine Script

Hello.

I am calling regarding your investment with Multi-Strategy Growth & Income Fund.

The Special Meeting of Shareholders is scheduled to take place on November 20, 2018. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-859-8509 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

                                  Multi-Strategy Growth & Income Fund

Level I Call Guide

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Multi-Strategy Growth & Income Fund. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on November 20, 2018.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Multi-Strategy Growth & Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY                                                                  Updated 10-31-2018